EXHIBIT 21

SUBSIDIARIES AS OF DECEMBER 31, 2021

Co. ntral Division Logistics, LLC . C. Smith Companies, LLC C ulcan Concrete, LLC
	State or Other Jurisdiction of Incorporation or Organization	% Owned Directly or Indirectly by Vulcan
Aggregates USA, LLC	Delaware	100
Aggregates USA (Augusta), LLC	Delaware	100
Aggregates USA (Macon), LLC	Delaware	100
Aggregates USA (Savannah), LLC	Delaware	100
Aggregates USA (Sparta), LLC	Delaware	100
Arundel Company, LLC	Delaware	100
Atlantic Granite Company, LLC	South Carolina	100
Azusa Rock, LLC	Delaware	100
Black Point Aggregates, Inc.	Nova Scotia	100
Calizas Industriales del Carmen, S.A. de C.V.	Mexico	100
CalMat Co.	Delaware	100
Central Concrete Supply Co. Inc.	California	100
Chem-Marine of South Carolina	South Carolina	100
Colonial Concrete Co.	New York	100
Coram Materials Corp.	New Jersey	100
Eagle Rock Aggregates, Inc.	Delaware	100
Eastern Concrete Materials, Inc.	New Jersey	100
Florida Rock Industries, Inc.	Florida	100
Freeport Aggregates Limited	Bahamas	100
FRI Bahamas Ltd.	Bahamas	100
Harper Brothers, LLC	Delaware	100
Heavy Materials, LLC	U.S. Virgin Islands	100
Heritage Logistics, LLC	Delaware	100
Ingram Concrete, LLC	Texas	100
Legacy Vulcan, LLC	Delaware	100
Maryland Rock Industries, LLC	Delaware	100
Maryland Stone, LLC	Delaware	100
Mideast Division Logistics, LLC	Delaware	100
Mountain West Logistics, LLC	Delaware	100
NorCal Materials, Inc.	California	100
North American Recycling and Crushing, LLC	Delaware	100
Orca Sand & Gravel Limited Partnership	British Columbia	88
Polaris Materials Corporation	British Columbia	100
Rancho Piedra Caliza, S.A. de C.V.	Mexico	100
Rapica Servicios Tecnicos Y Administrativos, S.A. de C.V.	Mexico	100
R. C. Smith Companies, LLC	Delaware	100
RECO Transportation, LLC	Delaware	100
Redi-Mix, LLC	Texas	100
Right Away Ready Mix Incorporated	California	100
S & G Concrete Company, LLC	Delaware	100
Salisbury Towing, LLC	Delaware	100
Servicios Integrales, Gestoria Y Administracion, S.A. de C. V.	Mexico	100
Shamrock Building Materials, LLC	Delaware	100
Soportes Tecnicos Y Administrativos, S.A. de C.V.	Mexico	100
Southeast Division Logistics, LLC	Delaware	100
Southern Gulf Coast Division Logistics, LLC	Delaware	100
Statewide Transport, LLC	Delaware	100
Stone Creek Mira Mesa LLC	California	100
Superior Concrete Materials, Inc.	District of Columbia	100
TCS Materials, LLC	Delaware	100
Triangle Rock Products, LLC	Delaware	100
U.S. Concrete, Inc.	Delaware	100
USC Atlantic, Inc.	Delaware	100
VGCM, B.V.	Netherlands	100
Virginia Concrete Company, LLC	Delaware	100
Vulcan Aggregates Company, LLC	Delaware	100
Vulcan Asphalt, LLC	Delaware	100

Exhibit 21 – Page 1

	State or Other Jurisdiction of Incorporation or Organization	% Owned Directly or Indirectly by Vulcan
Vulcan Beaches, LLC	Delaware	100
Vulcan Concrete, LLC	Delaware	100
Vulcan Construction Materials, LLC	Delaware	100
Vulcan Gulf Coast Materials, LLC	North Carolina	100
Vulcan International, B.V.	Netherlands	100
Vulcan Lands, Inc.	New Jersey	100
Vulcan Logistics, LLC	Delaware	100
Vulica Shipping Company, Limited	Bahamas	100

Exhibit 21 – Page 2